                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             _____________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                             _____________________


       Date of Report (Date of earliest event reported): March 12, 2001

                           STERLING BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


        Texas                         0-20750                  74-2175590
(State or other jurisdiction  (Commission file number)        (IRS employer
 of incorporation)                                          identification no.)

                            15000 Northwest Freeway
                             Houston, Texas 77040
             (Address Of Principal Executive Office and Zip Code)

                                (713) 466-8300
             (Registrant's telephone number, including area code)

                             _____________________

     This document includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding the consummation of the transactions described in this document and the expectations of Sterling Bancshares, Inc. regarding the future performance of its business and its financial position are forward-looking statements.
These forward-looking statements may include a statement of the assumptions or bases underlying the forward-looking statements. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. These forward-looking statements are subject to numerous risks and uncertainties. We will not update these statements unless otherwise required by applicable securities laws.

ITEM 5.  OTHER EVENTS.

     On February 15, 2001, Sterling Bancshares, Inc., Sterling Bancshares Capital Trust II ("Sterling Capital Trust II") and Sterling Bancshares Capital Trust III ("Sterling Capital Trust III") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File No. 333-55724) relating to the offering, from time to time, of trust preferred securities of Sterling Capital Trust II and Sterling Capital Trust III, junior subordinated debentures of Sterling Bancshares, and guarantees of the trust preferred securities by Sterling Bancshares. The Registration Statement was amended by Amendment No. 1 to Form S-3 filed with the SEC on March 5, 2001.

     On March 12, 2001, Sterling Bancshares and Sterling Capital Trust II filed with the SEC a preliminary prospectus supplement relating to an offering of trust preferred securities by Sterling Capital Trust II (the "Preliminary Prospectus Supplement").

     Included in the Preliminary Prospectus Supplement are our preliminary unaudited financial results for the year ended December 31, 2000. Also included within the Preliminary Prospectus Supplement is additional information concerning the proposed acquisition by Sterling Bancshares of CaminoReal Bancshares of Texas, Inc. which was previously announced on October 24, 2000 and reported in our Form 8-K filed with the SEC on October 30, 2000. This Current Report on Form 8-K is being filed by us to provide the additional information concerning the proposed merger and our preliminary unaudited financial results for the year ended December 31, 2000 as included in the Preliminary Prospectus Supplement.

PRELIMINARY FINANCIAL RESULTS FOR YEAR ENDED DECEMBER 31, 2000

     On January 18, 2001, we announced unaudited preliminary results for the year ended December 31, 2000.

     Preliminary net income for the year ended December 31, 2000 was $26.6 million, an increase of 24.3% over the $21.4 million in net income in 1999. Preliminary net income per diluted share was $1.00 in 2000, increasing 23.5% over the $0.81 net income per diluted share in 1999, and represents an 18.1% return on average equity for the year.

     As of December 31, 2000, total assets were $1.93 billion as compared with $1.96 billion on December 31, 1999. The slight decrease in total assets resulted from a reduction in investment securities owned and related borrowings. Total deposits increased $162 million or 11.5% to $1.6 billion, from $1.4 billion on December 31, 1999. Total loans on December 31, 2000 were $1.4 billion, an increase of $173 million or 14.5%, from $1.2 billion on December 31, 1999. Total investment securities were $291 million, a decrease of $234 million or 44.6%. Other borrowings were $147 million, a decrease of $215 million or 59.5%.

     Net income for the quarter ended December 31, 2000 was $7.0 million, an increase of 12.5% over the $6.2 million in net income for the quarter ended December 31, 1999. Fourth quarter earnings represent a 17.7% return on equity. Fourth quarter earnings per diluted share were $0.26 compared with $0.23 for fourth quarter 1999, an increase of 11.2%.

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

     For the quarter ended December 31, 2000, our tax equivalent net interest margin was 5.77%.

     At December 31, 2000, nonperforming loans of $10.0 million represented 0.73% of our $1.4 billion loan portfolio. Net charge-offs for the year ended December 31, 2000 were $6.6 million or 0.53% of our loan portfolio, while the provision for loan losses for the same period was $9.1 million. At December 31, 2000, the allowance for loan losses was 1.15% of total loans.

                                                  At or For the Year Ended
                                                         December 31,
                                               -------------------------------
                                                  2000                 1999
                                               ----------           ----------
                                                    (dollars in thousands,
                                                   except per share amounts)

                                               (unaudited)
Summary of Income:
   Interest income..................           $  156,430           $  123,621
   Interest expense.................               58,109               35,132
   Net interest income..............               98,321               88,489
   Provision for loan losses........                9,100                8,643
   Noninterest income...............               39,567               29,268
   Noninterest expense..............               89,927               78,026
   Income before income taxes.......               38,861               31,088
   Net income.......................               26,580               21,423

Common Share Data:
   Diluted earnings per share.......           $     1.00           $     0.81
   Book value per share.............                 6.05                 5.12
   Tangible book value per share....                 5.82                 4.88
   Weighted average common and
    common equivalent shares........               26,555               26,337

Balance Sheet Data:
   Total assets.....................           $1,925,131           $1,959,480
   Loans, net of unearned discount..            1,368,129            1,194,981
   Allowance for loan losses........               15,693               13,187
   Total securities.................              291,181              525,239
   Deposits.........................            1,577,735            1,415,551
   Other borrowed funds.............              146,919              362,332
   Company-obligated mandatorily
    redeemable 9.28% trust
    preferred securities of
    Sterling Bancshares Capital
    Trust I due June 6, 2027........               28,750               28,750
   Shareholders' equity.............              159,134              134,543

Selected Performance Ratios:
   Return on average assets.........                 1.36%                1.31%
   Return on average shareholders'
    equity..........................                18.08                16.89
   Dividend payout ratio............                19.73                21.06
   Net interest margin (tax
    equivalent).....................                 5.63                 6.09

Asset Quality Ratios:
   Period-end nonperforming loans
    to total loans..................                 0.73%                0.51%
   Period-end nonperforming assets
    to total assets.................                 0.62                 0.39
   Period-end allowance for loan
    losses to nonperforming loans...               157.20               217.25
   Period-end allowance for loan
    losses to total loans...........                 1.15                 1.10
   Net charge-offs to average loans....              0.53                 0.58

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

                                                  At or For the Year Ended
                                                         December 31,
                                               -------------------------------
                                                  2000                 1999
                                               ----------           ----------
                                                    (dollars in thousands,
                                                   except per share amounts)

                                               (unaudited)
Liquidity and Capital Ratios:
   Average loans to average
    deposits........................                83.65%               78.37%
   Period-end shareholders' equity
    to total assets.................                 8.27                 6.87
   Average shareholders' equity to
    average assets..................                 7.50                 7.75
   Period-end Tier 1 capital to
    risk weighted assets............                10.78                10.92
   Period-end total capital to risk
    weighted assets.................                11.51                11.83
   Period-end Tier 1 leverage ratio
    (Tier 1 capital to total
    average assets).................                 9.39                 8.28

MERGER WITH CAMINOREAL BANCSHARES OF TEXAS, INC.


     On October 23, 2000, we entered into a definitive agreement and plan of merger to acquire CaminoReal Bancshares of Texas, Inc. and its subsidiary bank, CaminoReal Bank, National Association, for an aggregate cash purchase price of $51.8 million. The shareholders of CaminoReal Bancshares approved the merger on February 15, 2001. We have received necessary regulatory approval for the merger and are subject to the expiration of the waiting period which expires on March 14, 2001. We expect to close the merger by the end of the first quarter of 2001.

     The following summary additional consolidated financial data combines the historical consolidated financial statements of Sterling Bancshares and CaminoReal Bancshares as if the merger had occurred on December 31, 2000. In contemplation of the merger, CaminoReal Bancshares recorded $6.6 million in expenses related to the exchange of options and elimination of existing goodwill. An aggregate amount of $5.8 million of junior subordinated debentures issued by CaminoReal Bancshares were converted into equity. We anticipate that the merger will generate goodwill of $27.1 million. The following also reflects our proposed issuance of $25 million of junior subordinated debentures relating to Sterling Capital Trust II's offering of its trust preferred securities.

                                                         At or For the
                                                          Year Ended
                                                       December 31, 2000
                                                     ----------------------
                                                     (dollars in thousands)

                                                           (unaudited)
Balance Sheet Data:
 Total assets.......................................       $2,215,645
 Loans, net of unearned discount....................        1,517,721
 Allowance for loan losses..........................           17,566
 Total securities...................................          389,716
 Deposits...........................................        1,836,259
 Other borrowed funds...............................          152,436
 Company-obligated mandatorily redeemable
  9.28% trust preferred securities of
  Sterling Bancshares Capital Trust I
  due June 6, 2027..................................           28,750
 Company-obligated mandatorily redeemable
      % trust preferred securities of
  Sterling Bancshares Capital Trust II
  due         , 2031................................           25,000
 Shareholders' equity...............................          159,134


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

                                                         At or For the
                                                           Year Ended
                                                        December 31, 2000
                                                      ----------------------
                                                      (dollars in thousands)
                                                           (unaudited)
Asset Quality Ratios:
 Period-end nonperforming loans to total
  loans.............................................            0.66%
 Period-end nonperforming assets to total assets....            0.56
 Period-end allowance for loan losses to
  nonperforming loans...............................          174.93
 Period-end allowance for loan losses to total
  loans.............................................            1.16
 Net-charge-offs to average loans...................            0.53

Liquidity and Capital Ratios:
 Average loans to average deposits..................           83.64%
 Period-end shareholders' equity to total assets....            7.18
 Average shareholders' equity to average assets.....            7.50
 Period-end Tier 1 capital to risk weighted assets..            9.62
 Period-end total capital to risk weighted assets...           10.41
 Period-end Tier 1 leverage ratio (Tier 1 capital to
  total average assets).............................            9.25

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

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 12, 2001.        STERLING BANCSHARES, INC.



                               By: /s/ EUGENE S. PUTNAM, JR.
                                  -----------------------------------------
                                       Eugene S. Putnam, Jr.
                                       Chief Financial Officer

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